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EXHIBITS 99 - FORM OF PROXY CARDS

          PROXY FOR SPECIAL MEETING OF COMMERCIAL AND SAVINGS BANK CO.
                                 DANVILLE, OHIO

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Commercial and Savings Bank Co. ("Commercial"), do hereby nominate, constitute, and appoint _____________, ___________, and __________, or any one of them,
(with full power of substitution for me and in my name, place and stead), to vote all the common stock of said Corporation, standing in my name on its books on _______________, at the Special Meeting of its shareholders to be held at _____________________ on _______________ at _______ p.m., or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

     1. To consider and act upon: (i) a proposal to ratify, confirm, approve and adopt, pursuant to Ohio Revised Code Sections 1701.78 and 1701.831 a Merger Agreement dated as of April 13, 1998, (the "Agreement") by and between Commercial and Killbuck Bancshares, Inc., an Ohio corporation and bank holding company ("Killbuck"), with such Agreement providing for, among other things, the merger of Commercial with and into Killbuck. Each outstanding share of Commercial Common Stock will be converted into Killbuck Common Stock in accordance with the terms of the Agreement; and (ii) to approve the transaction under the provisions of the Ohio Control Share Acquisition Statute.


         For    [ ]             Against      [ ]               Abstain      [ ]

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSITION.

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING OR BY A SUBSEQUENTLY DATED PROXY.











     Date:_______________________, 1998   _______________________________

                                          _______________________________ (L.S.)
                                          (Signature(s) of Shareholder(s))

     (When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)